Exhibit 10.5
[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.]
2008 Long Term Incentive Program
Award Date:
March 30, 2008
Unit Allocation Ratio:

Job Category	Ratio of PSUs/RSUs by job level
CEO	100/0
EVP	100/0
SVP	70/30
VP	50/50
Director and below	30/70
New Hire Pool	RSU Only

RSUs = Restricted Stock Units
PSUs = Performance-Based Restricted Stock Units
Vesting Schedule:
The award vests at a rate of 25% each year over 4 years.
Performance-Based Restricted Stock Unit Calculations:
The number of PSUs received under this Long Term Incentive Program is based on the following:

2008 PSU Metric
Metric	Threshold	Target	Maximum
Adjusted Net Income*	$[**]	$[**]	$[**]

*as defined in the 2008 Short-Term Incentive Program Document

2008 Payout Levels
2008 Adjusted Net Income Result	Shares Granted as a Percent of PSU Target Award*
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
Above Maximum	200%

*Shares granted are ratable between Threshold, Target, and Maximum based on actual performance.